UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2016 (October 4, 2016)

CRITEO S.A.
(Exact name of registrant as specified in its charter)

France	001-36153	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32, rue Blanche, Paris - France	75009
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +33 14 040 2290
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

When communicating on the expected financial impact of the acquisition of HookLogic, Inc. (“HookLogic”) on October 4, 2016, Criteo S.A. (the “Company”) indicated that it anticipated HookLogic to represent a mid-single digit share of global Revenue ex-TAC in 2017, doubling to approximately 10% of global Revenue ex-TAC in 2019. This Revenue ex-TAC contribution from HookLogic is expected to represent a share of the global Revenue ex-TAC from the Company’s existing core business, excluding any contribution from HookLogic.  The Company is amending its disclosure to indicate that HookLogic is expected to represent a mid-single digit uplift to global Revenue ex-TAC in 2017 and an approximately 10% uplift to global Revenue ex-TAC in 2019. Accordingly, the Company is filing herewith, as Exhibit 99.1, an amended version of slide 15 to it's Investor Presentation, dated October 4, 2016, which Investor Presentation was previously filed as Exhibit 99.2 to the Company's Current Report on Form 8-K filed on October 4, 2016.

This clarification is made solely to provide an order of magnitude of the financial impact of HookLogic on the Company’s Revenue ex-TAC.  It is not intended to provide any indication on the Company’s outlook on its core business, nor to reflect any view on the current market consensus for Criteo’s core business.

The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Amended slide 15 to Investor Presentation, dated October 4, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Criteo S.A.

Date: October 5, 2016	By:	/s/ Nicole Kelsey
	Name:	Nicole Kelsey
	Title:	General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amended slide 15 to Investor Presentation, dated October 4, 2016.